Exhibit 10.20

CREDIT SUPPORT ANNEX

to the Schedule to the

Master Agreement

dated as of December 14, 2009

between

JPMORGAN CHASE BANK, N.A. (“Party A”)	and	ARCOS DORADOS B.V. (“Party B”)

Paragraph 13. Elections and Variables

(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations with respect to either party.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a).

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 3(b).

(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for Party B:

	ISDA COLLATERAL ASSET DEFINITION (ICAD) CODE	REMAINING MATURITY FROM THE VALUATION DATE	VALUATION PERCENTAGE
(1)	US-CASH	Not applicable	100%

US-CASH - United States of America Dollar (USD) Cash.

The lawful currency of the United States of America.

(iii) Other Eligible Support. There shall be no “Other Eligible Support” for Party B for purposes of this Annex, unless agreed in writing between the parties.

(iv) Thresholds.

(A)	“Independent Amount” means, with respect to Party A, Not Applicable. “Independent Amount” means, with respect to Party B, as specified in a Confirmation.

(B)	“Threshold” means, with respect to Party B, U.S. $25,000,000, provided, however, that if an Event of Default has occurred and is continuing with respect to such party, such party’s Threshold shall be U.S.$0.

(C)	“Minimum Transfer Amount” means, with respect to a party, U.S. $250,000, provided, however, that if an Event of Default has occurred and is continuing with respect to a party, the Minimum Transfer Amount with respect to such party shall be U.S. $0.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of U.S. $10,000, respectively.

(c) Valuation and Timing.

(i) “Valuation Agent” means, means the party making the demand under Paragraph 3, unless there has occurred and is continuing any Event of Default, Potential Event of Default or Additional Termination Event with respect to such party, in which case the other party shall be the Valuation Agent.

(ii) “Valuation Date” means any Local Business Day.

(iii) “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable;

provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means by 12:00 noon, New York time, on a Local Business Day.

(d) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. Inapplicable.

(e) Dispute Resolution.

(i) “Resolution Time” means 12:00 noon, New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.

(ii) Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

(A) with respect to any Eligible Collateral except US-Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by two principal market makers for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from two principal market makers for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage

(iii) The provisions of Paragraph 5 will apply.

(f) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.

Party A will be entitled to hold Posted Collateral itself or through a Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1) Party A is not a Defaulting Party.

(2) The Custodian is a Bank (as defined in the Federal Deposit Insurance Act) whose rating with respect to its long term unsecured, unsubordinated indebtedness is at least BBB+ by S&P or Baa1 by Moody’s.

As used herein, “Moody’s” shall mean Moody’s Investors Service, Inc., or its successor and “S&P” shall mean Standard & Poor’s Ratings Group, or its successor.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will apply.

(h) Distributions and Interest Amount.

(i) Interest Rate. The Interest Rate for any day means the greater of (x) 0% or (y) the Federal Funds Overnight Rate. For the purposes hereof, “Federal Funds Overnight Rate” means, for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate that appears on Telerate Page 118 or on Bloomberg Page FEDL01 for such day.

(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month.

(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i) Additional Representations. None.

(j) Other Eligible Support and Other Posted Support.

(i) “Value” shall have no meaning with respect to either party with respect to Other Eligible Support and Other Posted Support.

(ii) “Transfer” shall have no meaning with respect to either party with respect to Other Eligible Support and Other Posted Support.

(k) Demands and Notices.

(i)	All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

With respect to Party A:

JPMorgan Chase Bank, N.A.

Collateral Middle Office Americas 3/OPS2

500 Stanton Christiana Road

Newark, Delaware 19713

Telephone No.: (302) 634-3191

Facsimile No.: (302) 634-3270

Email: collateral_services@jpmorgan.com

With respect to Party B:

Arcos Dorados B.V.

C/C Arcos Dorados Argentina S.A.

Roque Saenz Peña 432 - Olivos - Buenos Aires

Argentina - B 1636FFB

Attention: Miguel Sanchez de Bustamante / Diego Pace / Julieta Nalband

Facsimile No.: (54-11) 4711-2236

Telephone No.: (54-11) 4711-2000

(l) Other Provisions.

(i) Modification to Paragraph 1. The following subparagraph (b) is substituted for subparagraph (b) of this Annex:

Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to Party A and all corresponding references to the “Pledgor” will be to Party B.

(ii) Modification to Paragraph 2. The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

Paragraph 2. Security Interest. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted herein on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

(iii) Modification to Paragraph 9. The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:

Paragraph 9. Representations. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which is Transfers Eligible Collateral) that:

(iv) Modification to Paragraph 12. The following definitions of “Pledgor” and “Secured Party” are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

“Pledgor” means Party B, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Secured Party” means Party A, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

(v) The following amendments are made to this Annex:

(A) Transactions. References throughout this Annex to “Swap Transactions” are deleted.

(B) Paragraph 5. Dispute Resolution. Paragraph 5(i)(B) is amended to read in its entirety as follows:

“(B) calculating the Exposure for the Transactions in dispute by seeking four actual quotations at mid-market from third parties for purposes of calculating the relevant Close-out Amount, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent’s original calculations will he used for the Transaction; and”

(C) Paragraph 12. Definitions. The following amendments are made to Paragraph 12:

(l) The definition of “Exposure” is amended to read in its entirety as follows:

“‘Exposure’ means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) the Base Currency is the Termination Currency; provided that the Close-out Amount will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for transactions providing the economic equivalent of (x) the material terms of the Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of the Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section 2(a)(iii)); and (y) the option rights of the parties in respect of the Transactions.”

(2) A new definition, “Set-off”, is added to Paragraph 12, as follows:

“‘Set-off’ means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

(3) The reference to “clause (b)” in the definition of “Local Business Day” shall be replaced by “clause (c)”.

[Signature page to follow]

Please confirm your agreement to the terms of the foregoing Paragraph 13 by signing below.

JPMORGAN CHASE BANK, N.A.			ARCOS DORA DOS B.V.

By:	/s/ Patricia Marckesano		By:	/s/ Diego Pace
	Name:	Patricia Marckesano		Name:	Diego Pace
	Title:	Vice President and Assistant General Counsel		Title:	Corporate Finance Manager